AGREEMENT AS TO EXPENSES AND LIABILITIES

     AGREEMENT dated as of October 29, 1999 between Edison International, a California corporation, and EIX Trust II, a Delaware business trust (the "Trust"). Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Trust Agreement (as defined below).

     WHEREAS, the Trust intends to issue its Common Securities (the "Common Securities") to and receive Notes from Edison International and to issue and sell 8.60% Cumulative Quarterly Income Preferred Securities, Series B (the "Preferred Securities") with such powers, preferences and special rights and restrictions as are set forth in the Amended and Restated Trust Agreement of the Trust dated as of October 29, 1999, as the same may be amended from time to time (the "Trust Agreement");

     WHEREAS, Edison International will directly or indirectly own all of the Common Securities of the Trust and will issue the Notes;

     NOW, THEREFORE, in consideration of the purchase by each holder of the Preferred Securities, which purchase Edison International hereby agrees shall benefit Edison International and which purchase Edison International acknowledges will be made in reliance upon the execution and delivery of this Agreement, Edison International and the Trust hereby agree as follows:


                                    ARTICLE I

     SECTION 1.1. Guarantee by Edison International

     Subject to the terms and conditions hereof, Edison International hereby irrevocably and unconditionally guarantees to each person or entity to whom the Trust is now or hereafter becomes indebted or liable (the "Beneficiaries") the full payment, when and as due, of any and all Obligations (as hereinafter defined) to such Beneficiaries. As used herein, "Obligations" means any costs, expenses or liabilities of the Trust, other than obligations of the Trust to pay to holders of any Preferred Securities or other similar interests in the Trust the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be. This Agreement is intended to be for the benefit of, and to be enforceable by, all such Beneficiaries, whether or not such Beneficiaries have received notice hereof.


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     SECTION 1.2. Term of Agreement.

     This Agreement shall terminate and be of no further force and effect upon the later of (a) the date on which full payment has been made of all amounts payable to all holders of all the Preferred Securities (whether upon redemption, liquidation, exchange or otherwise) and (b) the date on which there are no Beneficiaries remaining; provided, however, that this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any holder of Preferred Securities or any Beneficiary must restore payment of any sums paid under the Preferred Securities, under any Obligation, under the Guarantee Agreement dated as of the date hereof between Edison International and The Chase Manhattan Bank, as guarantee trustee, or under this Agreement for any reason whatsoever. This Agreement is continuing, irrevocable, unconditional and absolute.

     SECTION 1.3. Waiver of Notice.

     Edison International hereby waives notice of acceptance of this Agreement and of any Obligation to which it applies or may apply, and Edison International hereby waives presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

     SECTION 1.4. No Impairment.

     The obligations, covenants, agreements and duties of Edison International under this Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

     (a) the extension of time for the payment by the Trust of all or any portion of the Obligations or for the performance of any other obligation under, arising out of, or in connection with, the Obligations;

     (b) any failure, omission, delay or lack of diligence on the part of the Beneficiaries to enforce, assert or exercise any right, privilege, power or remedy conferred on the Beneficiaries with respect to the Obligations or any action on the part of the Trust granting indulgence or extension of any kind; or

     (c) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust.

     There shall be no obligation of the Beneficiaries to give notice to, or obtain the consent of, Edison International with respect to the happening of any of the foregoing.


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     SECTION 1.5. Enforcement.

     A Beneficiary may enforce this Agreement directly against Edison International and Edison International waives any right or remedy to require that any action be brought against the Trust or any other person or entity before proceeding against Edison International.

     SECTION 1.6. Subrogation.

     Edison  International  shall be  subrogated  to all (if any)  rights of any
Beneficiary against the Trust, in respect of any amounts paid to the Beneficiaries by Edison International under this Agreement; provided, however, that Edison International shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire against the Trust by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Agreement.

                                   ARTICLE II

     SECTION 2.1. Binding Effect.

     All guarantees and  agreements  contained in this Agreement  shall bind the
successors,   assigns,   receivers,   trustees  and  representatives  of  Edison
International and shall inure to the benefit of the Beneficiaries.

     SECTION 2.2. Amendment.

     So long as there remains any Beneficiary or any Preferred Securities of any series are outstanding, this Agreement shall not be modified or amended in any manner adverse to such Beneficiary or to the holders of the Preferred Securities.

     SECTION 2.3. Notices.

     Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same against receipt therefor by facsimile transmission (confirmed by mail) or by first class mail, addressed as follows (and if so given, shall be deemed given when mailed or upon receipt of a confirmation, if sent by facsimile):

                         EIX Trust II
                         2244 Walnut Grove Avenue
                         Rosemead, California 91770
                         Facsimile No.: 626-302-2610
                         Attention:  Corporate Governance


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                         Edison International
                         2244 Walnut Grove Avenue
                         Rosemead, California 91770
                         Facsimile No.:  626-302-2610
                         Attention:  Corporate Secretary

     SECTION 2.4. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

     THIS AGREEMENT is executed as of the day and year first above written.

                                          EDISON INTERNATIONAL


                                          By:    Mary C. Simpsom
                                          Name:  Mary C. Simpson
                                          Title: Assistant Treasurer

                                          EIX TRUST II


                                          By:    Mary C. Simpson
                                          Name:  Mary C. Simpson
                                          Title: Regular Trustee